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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           -------------------------

                                   FORM T-1

           STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
              1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                         PURSUANT TO SECTION 305(B)(2)


                           -------------------------


                  First Union National Bank of South Carolina
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


                                                              57-0405803
     (STATE OF INCORPORATION                              (I.R.S. EMPLOYER
     IF NOT A NATIONAL BANK)                              IDENTIFICATION NO.)

     1441 Main Street
     Columbia, South Carolina                                   29202
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                               Rosemary M. Greco
                               1441 Main Street
                        Columbia, South Carolina 29202
                                (803) 251-2516
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                           -------------------------


                          Insignia Financial Group, Inc.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


               Delaware                                         (pending)
    (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

    Insignia Financial Group, Inc.
    One Insignia Financial Plaza
    75 Beattie Place
    Greenville, South Carolina                                  29601
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                           -------------------------


             6 1/2% Convertible Subordinated Debentures due 2016
                      (TITLE OF THE INDENTURE SECURITIES)

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




ITEM 1.   GENERAL INFORMATION.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             NAME                                               ADDRESS
             ----                                               -------

Office of the Comptroller of Currency                         Washington, D.C.
Federal Reserve Bank                                          Richmond, Va.
Federal Deposit Insurance Corporation                         Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

                           Yes.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

                           None.

ITEM 3.   VOTING SECURITIES OF THE TRUSTEE.

          Furnish the following information as to each class of voting securities of the trustee:

                            AS OF OCTOBER 31, 1996

                 COL. A                                          COL. B
           TITLE OF CLASS                               AMOUNT OUTSTANDING
           --------------                               ------------------

  Common stock ($3.331/3/par value)*                            271,311,239


ITEM 4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

          If the trustee or its parent corporation are a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a)  Title of the securities outstanding under each such other indenture.

                           None.



---------------------

* ALL OF THE OUTSTANDING VOTING SECURITIES OF FIRST UNION NATIONAL BANK OF SOUTH CAROLINA, THE TRUSTEE, ARE OWNED BY FIRST UNION CORPORATION. ANSWERS TO THE ITEMS HEREIN CONCERNING VOTING SECURITIES OF THE TRUSTEE OWNED BY THIRD PARTIES RELATE TO OUTSTANDING VOTING SECURITIES OF FIRST UNION CORPORATION.

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interests within the meaning of Section 301(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                           Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

          If the trustee or its parent corporation or any of the directors or executive officers of the trustee or its parent corporation is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                           None.

ITEM 6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
          OFFICIALS.

          Furnish the following information as to the voting securities of the trustee or its parent corporation owned beneficially by the obligor and each director, partner, and executive officer of the obligor.

                            AS OF DECEMBER 6, 1996

                           None.

ITEM 7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
          OFFICIALS.

          Furnish the following information as to the voting securities of the trustee or its parent corporation owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.



                           Not applicable.

ITEM 8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee or its parent corporation.

                            AS OF DECEMBER 6, 1996

                           None.

ITEM 9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

          IF THE TRUSTEE OR ITS PARENT CORPORATION OWN BENEFICIALLY OR HOLD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE OR ITS PARENT CORPORATION.

                            AS OF DECEMBER 6, 1996

                           None.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

          If the trustee or its parent corporation own beneficially or hold as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee or its parent corporation, (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                            AS OF DECEMBER 6, 1996

                           None.

ITEM 11. OWNERSHIP OR HOLDING BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

          If the trustee or its parent corporation own beneficially or hold as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee or its parent corporation, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee or its parent corporation.

                            AS OF DECEMBER 6, 1996

                           None.

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

          The Obligor is indebted to the Trustee or its parent corporation as follows:


         COL. A                           COL. B                  COL. C
NATURE OF INDEBTEDNESS*              AMOUNT OUTSTANDING          DATE DUE
-----------------------              ------------------          --------

Revolving Line of Credit Facility       $3,500,000.00        December 11, 1998

Term Loan                               $2,216,673.67        December 15, 2000

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ITEM 13.  DEFAULTS BY THE OBLIGOR.

     (a) State whether there is or has been a default with respect to the securities under this Indenture.

                           None.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the Indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                           None.

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

                           None.

ITEM 15.  FOREIGN TRUSTEE.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                           Not applicable.

ITEM 16.  LIST OF EXHIBITS.

     1. Articles of Association of First Union National Bank of South Carolina as now in effect, incorporated to Exhibit (1) filed with form T-1 Statement included in Registration Statement No. 33-52124.

     2. Certificate of authority of the trustee to commence business, incorporated to Exhibit (1) filed with form T-1 Statement included in Registration Statement No. 33-52124.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above.

     4. Existing By-laws of the trustee, or instruments corresponding thereto, incorporated to Exhibit (1) filed with form T-1 Statement included in Registration Statement No. 33- 52124.

     5. The consent of the trustee required by Section 32(b) of the Act (see page 5 of this form).

     6. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

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                                      NOTE

     Inasmuch as this form T-1 is filed before ascertainment by the trustee of all facts on which to base responsive answers to Items 2, 4, 5, 6, 7, 8, 9, 10, 12, 13, and 14, the answers to such Items are based on incomplete information. Such Items are, however, to be considered correct unless amended by an amendment to this Form T-1.


                                   SIGNATURE

     Pursuant to the requirements of the Trustee Indenture Act of 1939, the trustee, First Union National Bank of South Carolina, a national banking association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbia, State of South Carolina, on the 5th day of December, 1996.

                                            FIRST UNION NATIONAL BANK
                                            OF SOUTH CAROLINA


                                            By:/s/ Rosemary M. Greco
                                               ---------------------
                                                   Rosemary M. Greco
                                                   Vice President

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Full Title of Bank: First Union National Bank of South Carolina
Address: P.O. Box 1329
City, State, Zip: Greenville, S.C. 29602
Call Date: 9/30/96
FDIC Certificate No.: 18395


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                C300
                                                                                            -----------
                                                                                               BIL MIL
                                                        DOLLAR AMOUNTS IN THOUSANDS   RCON      THOU
       ---------------------------------------------------------------------------  ------  -----------
ASSETS
  1.   Cash and balances due from depository institutions (from Schedule RC-A):
       a. Noninterest-bearing balances and currency and coin (1)..................    0081      133,900    1.a.
       b. Interest-bearing balances (2)...........................................    0071            9    1.b.
  2.   Securities:
       a. Held-to-maturity securities (from Schedule RC-B, column A) .............    1754       47,552    2.a.
       b. Available-for-sale securities (from Schedule RC-B, column D) ...........    1773      213,204    2.b.
  3.   Federal funds sold and securities purchased under agreements to resell:
       a. Federal funds sold .....................................................    0276      335,251    3.a.
       b. Securities purchased under agreements to resell.........................    0277            0    3.b.
  4.   Loans and lease financing receivables:
       a. Loans and leases, net of unearned income
            (from Schedule RC-C)........................     RCON 2122   2,349,196                         4.a.
       b. LESS: Allowance for loan and lease losses ....     RCON 3123      31,866                         4.b.
       c. LESS: Allocated transfer risk reserve  .......     RCON 3128           0                         4.c.
       d. Loans and leases, net of unearned income, allowance,
         and reserve (item 4.a minus 4.b and 4.c).................................    2125    2,317,330    4.d.
  5.   Trading assets (from Schedule RC-D)........................................    3545            0      5.
  6.   Premises and fixed assets (including capitalized leases)...................    2145       52,727      6.
  7.   Other real estate owned (from Schedule RC-M)...............................    2150        3,162      7.
  8.   Investments in unconsolidated subsidiaries and associated companies
        (from Schedule RC-M)......................................................    2130          872      8.
  9.   Customers' liability to this bank on acceptances outstanding  .............    2155       12,998      9.
 10.   Intangible assets (from Schedule RC-M) ....................................    2143       74,279     10.
 11.   Other assets (from Schedule RC-F)..........................................    2160       46,553     11.
 12.   Total assets (sum of items 1 through 11)...................................    2170    3,237,837     12.
                                                                                    ------  -----------

------------

   (1)   Includes cash items in process of collection and unposted debits.
   (2)   Includes time certificates of deposit not held for trading.

Full Title of Bank: First Union National Bank of South Carolina
Address: P.O. Box 1329
City, State, Zip: Greenville, S.C. 29602
Call Date: 9/30/96
FDIC Certificate No.: 18395

                                        DOLLAR AMOUNTS IN
                                            THOUSANDS           RCON    BIL MIL THOU
-----  ---------------------------  ------------------------   ------   ------------  ----------
LIABILITIES
13.    Deposits:
       a. In domestic offices (sum of totals of columns A
          and C from Schedule RC-E) .........................   2200    2,463,516     13.a.
          (1) Noninterest-bearing (1).. RCON 6631    454,880                          13.a.(1)
          (2) Interest-bearing ........ RCON 6636  2,008,636                          13.a.(2)
       b. In foreign offices, Edge and Agreement
          subsidiaries, and IBFs ............................
          (1) Noninterest-bearing ...........................
          (2) Interest-bearing ..............................
14.    Federal funds purchased and securities sold under
       agreements to repurchase:
       a. Federal funds purchased ...........................   0278      315,764     14.a.
       b. Securities sold under agreements to repurchase  ...   0279       69,978     14.b.
15.    a. Demand notes issued to the U.S. Treasury  .........   2840            0     15.a.
       b. Trading liabilities (from Schedule RC-D)  .........   3548            0     15.b.
16.    Other borrowed money:
       a. With a remaining maturity of one year or less  ....   2332       20,000     16.a.
       b. With a remaining maturity of more than one year  ..   2333            0     16.b.
17.    Mortgage indebtedness and obligations under
       capitalized leases ...................................   2910            0     17
18.    Bank's liability on acceptances executed and
       outstanding ..........................................   2920       12,998     18.
19.    Subordinated notes and debentures ....................   3200       50,000     19.
20.    Other liabilities (from Schedule RC-G) ...............   2930       35,226     20.
21.    Total liabilities (sum of items 13 through 20)  ......   2948    2,967,482     21.
22.    Limited-life preferred stock and related surplus  ....   3282            0     22.
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus  .......   3838            0     23.
24.    Common stock .........................................   3230        4,575     24.
25.    Surplus (exclude all surplus related to preferred
       stock) ...............................................   3839      203,476     25.
26.    a. Undivided profits and capital reserves  ...........   3632       63,439     26.a.
       b. Net unrealized holding gains (losses) on
       available-for-sale securities ........................   8434       (1,135)    26.b.
27.    Cumulative foreign currency translation adjustments ..
28.    Total equity capital (sum of items 23 through 27)  ...   3210      270,355     28.
29.    Total liabilities, limited-life preferred stock, and
       equity capital (sum of items 21, 22, and 28)  ........   3300    3,237,837     29.
Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at right the number of the statement below that best describes the most comprehensive level of
    auditing work performed for the bank by independent                      Number
    external auditors as of any date during 1995 ............       RCON 6724 N/A     M.1.

1 = Independent audit or the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work
------------

 (1) Includes total demand deposits and noninterest-bearing time and savings deposits.